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                  ALLIANCE TAX-EXEMPT RESERVES

                    CERTIFICATE OF AMENDMENT


    The undersigned, being the Secretary of Alliance Tax-Exempt Reserves, Inc. (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by
Section 9.3 of the Agreement and Declaration of Trust, dated April 16, 1985, as so amended by the Certificates of Designation dated July 28, 1986, December 11, 1989 and May 19, 1988 (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on September 9, 1991, the Trustees adopted the following resolutions amending the Declaration of Trust:


              RESOLVED, that of Section 1.1 of the
         Declaration of Trust be and it hereby is amended to provide that the name of the Trust shall be "Alliance Municipal Trust."

              RESOLVED, that Section 6.2 of the
         Declaration of Trust, establishing the
         Alliance Tax-Exempt Reserves Fund, be and it hereby is amended to provide that such fund is hereby redesignated as the "Alliance Municipal
         Trust General Portfolio."

              RESOLVED, that the Certificate of
         Designation, dated May 19, 1988 and filed with the Secretary of State of The Commonwealth of Massachusetts on July 7, 1988, establishing the Alliance Tax-Exempt Reserves California
         Portfolio, be and it hereby is amended to provide that such portfolio is hereby redesignated as the "Alliance Municipal Trust
         California Portfolio."

              RESOLVED, that the Certificate of
         Designation, dated December 11, 1989 and filed with the Secretary of State of The
         Commonwealth of Massachusetts on December 12,
         1989, establishing the Alliance Tax-Exempt
         Reserves Connecticut Portfolio, be and it hereby is amended to provide that such portfolio is hereby redesignated as the "Alliance Municipal Trust Connecticut
         Portfolio."



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              RESOLVED, that the Certificate of
         Designation, dated July 28, 1986 and filed with the Secretary of State of The
         Commonwealth of Massachusetts on August 11,
         1986, establishing the Alliance Tax-Exempt
         Reserves New York Portfolio, be and it hereby is amended to provide that such portfolio is hereby redesignated as the "Alliance Municipal
         Trust New York Portfolio."

              RESOLVED, that the proper officers of the Trust be, and they hereby are and each of them singly hereby is, authorized from time to time, in the name and on behalf of the Trust and under its seal, if desired, attested by an appropriate officer, if desired, to execute, make oath to, acknowledge, deliver and file or cause to be filed with the Secretary of State of The Commonwealth of Massachusetts and at any other place within or without said
         Commonwealth required by law or by the
         Declaration of Trust, any and all such
         designations, amendments, certificates and other instruments and papers, and to do or cause to be done any and all execution or performance thereof to be in his or their judgment necessary or desirable in connection with the transactions authorized in the foregoing votes.

         IN WITNESS WHEREOF, the undersigned has set his hand and seal this 31st day of October, 1991.



                                   /s/ Edmund P. Bergan, Jr.
                                  __________________________
                                    Edmund P. Bergan, Jr.
                                         Secretary














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                      ACKNOWLEDGEMENT


STATE OF NEW YORK  )
                   :  ss.
COUNTY OF NEW YORK )                   October 31, 1991

         Then personally appeared the above named Edmund P.
Bergan, Jr. and acknowledged the foregoing instrument to be his free act and deed.

         Before me,



                                        /s/ John F. Rigney
                                       __________________________
                                       Notary Public



































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